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                                                                     EXHIBIT 3.1



C&S 515 (5/95)
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
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  MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES -- CORPORATION, SECURITIES &
                               LAND DEVELOPMENT BUREAU
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       Date Received
                                                             (FOR BUREAU USE ONLY)

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  Name
       ARTHUR DUDLEY II                                         EFFECTIVE DATE:
       BUTZEL LONG
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  Address
       150 W. JEFFERSON, SUITE 900
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  City               State               Zip
       DETROIT, MI 48226
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

  MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES -- CORPORATION, SECURITIES &
                               LAND DEVELOPMENT BUREAU

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       Date Received

----------------------------

----------------------------

  Name
       ARTHUR DUDLEY II
       BUTZEL LONG

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  Address

       150 W. JEFFERSON, SUI

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  City               State

       DETROIT, MI 48226

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Document will be returned to the name and address you enter above.
           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS
            (Please read information and instructions on last page)

       Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

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  1. The present name of the corporation is:

     COMPLETE BUSINESS SOLUTIONS, INC.
  2. The identification number assigned by the Bureau is:       095-049

  --------------------------------------------

  3. The location of its registered office is:

       32605 W. TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS,        MICHIGAN
     48334

     -------------------------------------------------------------------------
     ---------------------------------
     (Street Address)                     (City)                    (ZIP Code)

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  4. Article III of the Restated Articles of Incorporation is hereby amended to add a new Section 3 to read in its entirety as follows:

     Section 3. Effective immediately, each issued and outstanding share of the common stock of the corporation shall be consolidated and combined into .5942275 share of common stock of the corporation. No fractional shares shall remain outstanding after the foregoing consolidation and combination. Any fractional share which would have resulted from such consolidation and combination shall be rounded up to the nearest whole share. Any options or other rights to acquire common stock from the corporation which were outstanding immediately prior to the effectiveness of such consolidation and combination shall be appropriately adjusted.
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5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF
   THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

   a.
   ------ The foregoing amendment to the Articles of Incorporation were duly adopted on the
          ---------------- day of
       ------------------------------------- , 19
       ----------------- , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

       Signed this
       ------------------- day of
       ------------------------------------- , 19
       -----------------

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
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                                 (Signature)                                                   (Signature)

             ---------------------------------------------------           ---------------------------------------------------
                             (Type or Print Name)                                          (Type or Print Name)

             ---------------------------------------------------           ---------------------------------------------------
                                 (Signature)                                                   (Signature)

             ---------------------------------------------------           ---------------------------------------------------
                             (Type or Print Name)                                          (Type or Print Name)
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  b.  X
--- The foregoing amendment to the Articles of Incorporation was duly adopted on
  30(th) day of January, 1997. The amendment: (check one of the following)

    X
   ------ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a non-stock directorship basis. The necessary votes were cast in favor of the amendment.

--- was duly adopted by the written consent of all the directors pursuant to
    Section 525 of the Act and the corporation is a nonprofit corporation organized on a non-stock directorship basis.

--- was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, and Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

--- was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a non-profit corporation, and Section 407(2) of the Act if a profit corporation.

                                          31st                           January
                     Signed this
                     --------------------------------------- day of

                  ------------------------------------------------------------ ,
                     1997

                     By:    /s/ Timothy S. Manney

                       ---------------------------------------------------------
                                              (Signature)

                                  Timothy S. Manney, Executive Vice President

                  --------------------------------------------------------------
                                  Type or Print Name and Title)

C&S 515

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
Name of Person or Organization                                             Preparer's Name and Business
Remitting Fees:                                                            Telephone Number:
 BUTZEL LONG                                                               ARTHUR DUDLEY II
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                                                                           (313)  225-7070
 150 W. Jefferson, Ste. 900, Detroit, MI 48226
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                          INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original copy of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box on front as evidence of filing.

   Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles.

4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 4 -- The article(s) being amended must be set forth in its entirety. However, if the article(s) being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

7. Amendments adopted before the first meeting of the board of directors must be adopted by all incorporators with Item 5(a) being completed and signed in ink by at least a majority of the incorporators of profit corporations and by all incorporators of nonprofit corporations. One signature is not sufficient if
   Article V of the Articles of Incorporation names more than one incorporator.
   Item 5(b) must be completed for amendments adopted after the first meeting of the board of directors and must be signed in ink by the president, vice-president, chairperson or vice-chairperson of the corporation.

8. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

   NON-REFUNDABLE FEE.........................................            $10.00
   TOTAL MINIMUM FEE..........................................            $10.00

   ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS
   ARE:
        each additional 20,000 authorized shares or portion
   thereof.........................................................       $30.00
        maximum fee for first 10,000,000 authorized shares.......      $5,000.00
        each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares $30.00 maximum fee per filing for authorized shares in excess of 10,000,000
   shares                                                            $200,000.00

9. Mail form and fee to:                        The office is located at:

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
   Michigan Department of Consumer & Industry                       6546 Mercantile Way
   Corporation, Securities & Land Development Bureau                Lansing, MI 48910
   Corporation Division                                             Telephone: (517) 334-6302
   P.O. Box 30054
   Lansing, Michigan 48909-7554
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